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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JULY 28, 2003

                            PER-SE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                  000-19480                58-1651222
(State or other jurisdiction    (Commission File    (IRS Employer Identification
     of incorporation)               No.)                      No.)

2840 MT. WILKINSON PARKWAY, ATLANTA, GEORGIA                             30339
  (Address of principal executive offices)                            (Zip Code)

                                 (770) 444-5300
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 28, 2003, Per-Se Technologies, Inc. (the "Company") completed the sale of its Patient1(R) clinical product line to Misys Hospital Systems, Inc., a division of Misys plc (London: MSY.L). Patient1 is a facility-wide computerized clinical patient record/ computerized physician order entry software product line for acute care facilities. The sale was consummated in accordance with the terms of an Asset Purchase Agreement dated as of June 18, 2003. The consideration paid to the Company in connection with the sale was $30 million in cash, subject to certain adjustments. The total consideration paid in the sale was determined through arm's length negotiations between representatives of the Company and Misys.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

         2.1 Asset Purchase Agreement dated as of June 18, 2003, among Misys Hospital Systems, Inc., Misys Healthcare Systems (International) Limited, Misys plc, Per-Se Technologies, Inc., and PST Products, LLC, together with the First Amendment thereto dated as of June 28, 2003.

         99.1 Press Release dated July 28, 2003, announcing completion of sale of Patient1(R) product line.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2003

                                                 PER-SE TECHNOLOGIES, INC.

                                                 By: /s/ CHRIS E. PERKINS
                                                     ---------------------------
                                                     Chris E. Perkins
                                                     Executive Vice President
                                                     and Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT
  NO.                                   DESCRIPTION
 ----                                   -----------
  2.1       Asset Purchase  Agreement dated as of June 18, 2003,  among Misys Hospital  Systems,
            Inc.,  Misys  Healthcare  Systems   (International)   Limited,   Misys  plc,  Per-Se
            Technologies,  Inc.,  and PST  Products,  LLC,  together  with the  First  Amendment thereto dated as of June 28, 2003.

 99.1 Press Release dated July 28, 2003, announcing completion of sale of Patient1(R) product line.